UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2026, our Remuneration Committee ("Committee") resolved to increase the annual base salary of Mr. Lincoln Mali, our Chief Executive Officer: Southern Africa to ZAR 8,000,000 ($503,176 translated at the February 26, 2026 $/ZAR rate of $1: ZAR 15.8990). The increase in annual base salary was effective February 1, 2026. The Remuneration Committee also resolved to award and pay Mr. Mali a one-off bonus of ZAR 3,500,000 ($220,140 translated at the February 26, 2026 exchange rate).

On February 25, 2026, our Committee also adopted cash incentive awards for fiscal 2026 for Messrs. Steven Heilbron, Lincoln Mali and Dan Smith. The Committee retains broad discretionary authority with regards to these cash incentive awards to evaluate performance outcomes and determine final award amounts. In exercising such discretion, the Committee may consider a range of qualitative and quantitative factors, including, but not limited to:

  our overall financial performance;
  the impact of unannounced or uncompleted merger and acquisition transactions, extraordinary, non-recurring, or unanticipated events;
  changes in accounting standards, capital structure, or business strategy; and
  other factors the Committee determines to be relevant and appropriate.

The Committee may, in its discretion, increase, reduce, or eliminate any cash incentive award(s) that would otherwise be payable based on formulaic performance results, including reducing payouts to zero, regardless of whether applicable performance targets are achieved.

Cash Incentive Awards for Fiscal 2026

Under the cash incentive awards, each of Messrs. Heilbron, Mali and Smith will be eligible to earn a cash incentive award based on a number of quantitative factors based on our fiscal 2026 financial performance and his individual contribution toward the achievement of certain objectives described under "Qualitative Portion of the Cash Incentive Awards" below. The terms of the cash incentive awards are summarized below.

Mr. Steven Heilbron

Mr. Heilbron's cash incentive award provides for an expected performance range cash incentive award of between 20% and 120% of his annual base salary of $400,000 for fiscal 2026. A 30% weighting is applied to quantitative performance factors and 70% is based on qualitative factors. The award could amount to a maximum of 120% of Mr. Heilbron's base salary based on the assessment of performance against both quantitative and qualitative targets.

Mr. Heilbron's maximum award represents 120% of his fiscal 2026 base salary, or $480,000.

Mr. Lincoln Mali

Mr. Mali's cash incentive award provides for an expected performance range cash incentive award of between 20% and 120% of his adjusted annual base salary of ZAR 8,000,000 for fiscal 2026. A 40% weighting is applied to quantitative performance factors and 60% is based on qualitative factors. The award could increase to a maximum of 120% of Mr. Mali's base salary, based on the assessment of performance against both quantitative and qualitative targets.

Mr. Mali's maximum award represents 120% of his fiscal 2026 base salary, or ZAR 9,600,000 ($603,812, translated at  the February 26, 2026 exchange rate).

Mr. Dan Smith

Mr. Smith's cash incentive award provides for an expected performance range cash incentive award of between 20% and 120% of his annual base salary of ZAR 6,750,000 for fiscal 2026. A 50% weighting is applied to quantitative performance factors and 50% is based on qualitative factors. The award could amount to a maximum of 120% of Mr. Smith's base salary based on the assessment of performance against both quantitative and qualitative targets.

Mr. Smith's maximum award represents 120% of his fiscal 2026 base salary, or ZAR 8,100,000 ($509,466, translated at the February 26, 2026 exchange rate).

Quantitative Portion of the Cash Incentive Awards

Mr. Heilbron will be eligible to receive an amount up to 36% of his annual base salary, Mr. Mali will be eligible to receive an amount up to 48% of his annual base salary, and Mr. Smith will be eligible to receive an amount up to 60% of their individual annual base salary if specified quantitative targets are achieved.

The quantitative targets are as follows:

	Allocation of quantitative portion to quantitative targets
Quantitative targets:	Heilbron	Mali	Smith
Group Net Revenue	10%	10%	10%
Group Adjusted EBITDA	10%	10%	10%
Net Debt: EBITDA	-	-	10%
Free Cash Flow Conversion	-	-	10%
Positive Earnings	10%	10%	10%
Consumer Segment Adj. EBITDA	-	10%	-
Total quantitative portion of cash incentive awards	30%	40%	50%

The Remuneration Committee may award between:

  0% and 36% of Mr. Heilbron's annual base salary,
  0% and 48% of Mr. Mali's annual base salary,
  0% and 60% of Mr. Smith's annual base salary,

based on its assessment of each executive's achievement against these quantitative targets.

Qualitative Portion of the Cash Incentive Awards

Mr. Heilbron will be eligible to receive an amount up to 84% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria, which include (with agreed weighting as a percent of total qualitative award (70%) in parentheses):

  Delivering on any potential M&A objectives in fiscal 2026 (45%);
  Closing and integrating the Bank Zero acquisition (15%); and
  Embedding Lesaka's high-performance corporate culture across the organization (10%).

Mr. Mali will be eligible to receive an amount up to 72% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria, which include (with agreed weighting as a percent of total qualitative award (60%) in parentheses):

  Leading change in Lesaka's value's system, which are caring and inclusive, driving a high-performance corporate culture throughout the organization and promoting a customer centric mindset across the organization (20%);
  Participating in policy reforms in the regulatory environments in which Lesaka operates (10%);
  Driving communication, public relations, brand management and key stakeholder relationships (25%); and
  Demonstrable strengthening of Sarbanes-Oxley ("Sox")-compliant internal controls, including improved documentation, review rigor, and remediation of identified control weaknesses (5%).

Mr. Smith will be eligible to receive an amount up to 60% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria, which include (with agreed weighting as a percent of total qualitative award (50%) in parentheses):

  Executing various finance function improvement plans in fiscal 2026 (30%);
  Developing and managing various treasury and funding processes in fiscal 2026 (5%);
  Demonstrable strengthening of Sox-compliant internal controls, including improved documentation, review rigor, and remediation of identified control weaknesses (10%); and
  Evolving to a performance culture with collaborative and cohesive culture in the finance function across the organization (5%).

The Remuneration Committee may award between:

  0% and 84% of Mr. Heilbron's annual base salary,
  0% and 72% of Mr. Mali's annual base salary,
  0% and 60% of Mr. Smith's annual base salary,

based on its assessment of each executive's progress against these qualitative targets.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: February 27, 2026	By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Group Chief Financial Officer